UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 25, 2006

iPAYMENT, INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or Other Jurisdiction of Incorporation)
000-50280

(Commission File Number)
62-1847043

(I.R.S. Employer Identification Number)
40 Burton Hills Boulevard, Suite 415
Nashville, TN 37215

(Address and zip code of principal executive offices)
(615) 665-1858

(Registrant’s telephone number, including area code)
N/A

(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURE

Item 7.01 Regulation FD Disclosure.
iPayment, Inc. (the “Company”) hereby discloses the following Recent Developments section, which the Company is using in connection with its offering of certain senior subordinated notes:
Recent Developments
Based upon a preliminary, unaudited review of the Company’s results of operations for the first quarter of 2006, the Company currently expects revenue growth of 4%-5% and net revenue (revenue net of interchange costs) growth of 9%-11% compared to the first quarter of 2005. The Company currently expects income from operations as a percentage of net revenues for the first quarter of 2006 to be similar to the percentage for the first quarter of 2005, excluding expenses resulting from the adoption of FASB Statement No. 123R. For the first quarter of 2005, revenues were $163.4 million, net revenues were $65.9 million, and income from operations was $13.6 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPAYMENT, INC.
By:	/s/ Afshin M. Yazdian
	Name:	Afshin M. Yazdian
	Title:	Executive Vice President, General Counsel and Secretary

Date: April 25, 2006

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